UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2004

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

This amendment number 1 to form 8-K amends the form 8-K filed by the registrant on July 21, 2004 (“Original Form 8-K”).

Item 4.    Changes in Registrant's Certifying Accountants.

        The response to Item 4 in the Original Form 8-K is deleted and replaced with the following:

        (a)         Previous Independent Accountants

On July 14, 2004, the Company’s Audit Committee of the Board of Directors approved the dismissal of the Company’s independent public accountants, Ernst & Young, LLP (“E&Y”) and the engagement of KPMG, LLP (“KPMG’).

The reports of E&Y for the past two fiscal years ended September 30, 2003 and 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for the two most recent fiscal years ended September 30, 2003 and 2002 and through July 14, 2004, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the two most recent fiscal years ended September 30, 2003 and 2002, and through July 14, 2004, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for a material weakness in the Company’s internal control for the year ended September 30, 2003 which was identified by E&Y and disclosed in Item 9A in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003.  Specifically, the independent auditors noted that the Company’s internal control failed to timely alert management of potential loan covenant noncompliance.  The Company did not have procedures in place to monitor near-term future financial position and results of operations to enable it to take operational action in the event of potential loan covenant noncompliance.  The Company has taken measures to correct this material weakness in the form of enhancing its planning process and creating procedures to more timely identify credit agreement compliance issues. E&Y discussed this issue with the Audit Committee of the Board of Directors, and has been authorized by the Company to respond fully to the inquiries of KPMG.

E&Y has furnished the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating that it agrees with the above statements. A copy of such letter dated August 5, 2004 is filed as Exhibit 16.1 to this Form 8-K.

        (b)         New Independent Accountants

The Company has engaged KPMG as its principal independent accountants effective as of July 19, 2004.   During the two most recent fiscal years ended September 30, 2003 and 2002, and through July 19, 2004, the Company has not consulted with KPMG regarding either:  (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related in instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 7.    Financial Statements and Exhibits.

        The Exhibit 16.1 filed with the Original Form 8-K is deleted and replaced with Exhibit 16.1 attached hereto.

        (c)        Exhibits

Number 16.1	Exhibit Letter dated August 5, 2004 from Ernst & Young, LLP to the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004	Bioanalytical Systems, Inc. (Registrant)
By: /s/ Michael R. Cox Michael R. Cox VP-Finance, Chief Financial Officer and Treasurer